As filed with the Securities and Exchange Commission on December 14, 2016

Registration No. 333-214834

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

China Recycling Energy Corporation

(Exact Name of Registrant as Specified in Its Charter)

Nevada	90-0093373
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi’an City, Shaanxi Province

China 710068

+ 86-29-8769-1097

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Guohua Ku, Chief Executive Officer

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shaanxi Province

China

+ 86-29-8769-1097

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jeffrey Li

Peter B. Cancelmo

Chelsea Anderson

Garvey Schubert Barer

Flour Mill Building
1000 Potomac Street NW, Suite 200
Washington, D.C. 20007-3501

(202) 965-7880

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, $0.001 par value per share	2,286,981	$1.68	$3,842,128.08	$445.30
TOTAL	2,286,981	$1.68	$3,842,128.08	$445.30	(3)

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also shall register and be deemed to cover any additional shares of Common Stock of the Registrant which may be offered or become issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)	Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $1.68, the average of the high and low reported sales prices of the Registrant's Common Stock on the NASDAQ Capital Market on November 28, 2016.
(3)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3, initially filed on November 30, 2016 (the “Previous Registration Statement”), is being filed solely to re-file Exhibit 5.1 to the Previous Registration Statement as set forth below in Item 16 of Part II. No changes have been made to Part I or Items 14, 15 or 17 of the Previous Registration Statement. Accordingly, they have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Schedule

See the Exhibit Index attached to this Registration Statement and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Xi’an China, on December 14, 2016.

CHINA RECYCLING ENERGY CORPORATION

By:	/s/ Guohua Ku
Guohua Ku
Chairman of the Board of Directors and Chief Executive Officer
(Principal Executive Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guohua Ku	Chairman of the Board of Directors
Guohua Ku	and Chief Executive Officer (Principal Executive Officer)	December 14, 2016

/s/ Binfeng (Adeline) Gu	Chief Financial Officer
Binfeng (Adeline) Gu	(Principal Financial Officer), Principal Accounting Officer and Secretary	December 14, 2016

*	Director
Yulong Ding		December 14, 2016

*	Director, Vice President
Geyun Wang		December 14, 2016

*	Director
Cangsang Huang		December 14, 2016

*	Director
LuLu Sun		December 14, 2016

*By	/s/ Binfeng (Adeline) Gu
Binfeng (Adeline) Gu
as attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation (filed as Exhibit 3.05 to the Company’s Form 10-KSB for the fiscal year ended December 31, 2001).

3.2	Fourth Amended and Restated Bylaws (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 25, 2009).

3.3	Certificate of Change (filed as Exhibit 3.6 to the Company’s Current Report on Form 8-K dated May 31, 2016).

4.1	Common Stock Specimen (filed as Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 dated November 12, 2004; 1934 Act File No. 333-120431).

5.1	Opinion of Garvey Schubert Barer.**

10.1	Asset Transfer Agreement, dated June 28, 2014, by and between Xi’an TCH Energy Technology Co., Ltd. and Qitaihe City Boli Yida Coal Selection Co., Ltd. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 3, 2014.

10.2	Share Purchase Agreement, dated August 27, 2014, by and between the Company and Mr. Guohua Ku (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 27, 2014).

23.1	Consent of Independent Registered Public Accounting Firm (previously filed as Exhibit 23.1 to the Registration Statement on Form S-3, filed November 30, 2016 (Registration No. 333-214834)).

23.2	Consent of Garvey Schubert Barer (included in legal opinion filed as Exhibit 5.1).**

24.1	Powers of Attorney (incorporated by reference to the Registration Statement on Form S-3 filed November 30, 2016 (Registration No. 333-214834)).

** Filed herewith

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